UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 28, 2005


                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                             0-20022             31-1227808
--------                             -------             ----------
(State or other jurisdiction         (Commission         (IRS Employer
  of incorporation)                  File Number)        Identification No.)


                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. -- Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
--------------------------------------------------------------------------------
Appointment of Principal Officers
---------------------------------

     On November 22, 2005, Kevin G. Gregory was appointed Chief Financial Officer and Vice President of Finance and Accounting of Pomeroy IT Solutions,
Inc. (the "Company"), effective January 3, 2006.   As previously reported, on
November 18, 2005, Michael H. Rohrkemper resigned as Chief Financial Officer, Vice President of Finance, and a director of the Company. Mr. Rohrkemper will continue to provide services to the Company as a consultant for a period of 90 days from and after his resignation.

     Prior to joining the Company, Mr. Gregory, age 42, worked at ProQuest Company, a provider of value-added information solutions to the education, automotive and outdoor power markets, for over nine years. He served as Senior Vice President and Chief Financial Officer of ProQuest Company since April of 2002. Prior to that, he served as Vice President, Controller and Treasurer of ProQuest Company for two years and Vice President - Tax and Corporate Tax Counsel of ProQuest Company for four years. Mr. Gregory is not related by blood, marriage, or adoption to any director or executive officer of the Company.

     There are no transactions in which Mr. Gregory has an interest requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Gregory entered into a three-year Employment Agreement with the Company on November 17, 2005 (the "Employment Agreement") to serve as the Chief Financial Officer of the Company, effective January 3, 2006. Said Employment Agreement shall automatically renew for successive one year renewal terms unless either party gives notice of its/his intent not to renew the Employment Agreement prior to the end of then current term. Mr. Gregory's compensation under the Employment Agreement consists of a base annual salary of $300,000.00, along with quarterly and year-end bonuses based upon the Company's performance and attainment of certain pre-determined criteria set forth in the Employment Agreement. Quarterly cash bonuses under the Employment Agreement may be up to $50,000.00. Year-end bonuses under the Employment Agreement consist of a cash component of up to $100,000.00 (50% of which vests over a 3-year period) and options to acquire up to 45,000 shares of the Company's common stock (such options vesting over a 3-year period). The Employment Agreement also provides for a signing bonus consisting of options to acquire 100,000 shares of the Company's common stock: (i) 50,000 of which are to be granted upon the effective date of employment and are immediately vested; (ii) 25,000 of which are to be granted upon the first anniversary of the effective date of employment and are subject to a 3-year vesting schedule; and (iii) the remaining 25,000 of which are to be granted upon the second anniversary of the effective date of employment and are subject to a 3-year vesting schedule. The Employment Agreement also provides for certain fringe benefits, including an auto allowance, a communication allowance, a relocation allowance, a country club membership, and certain life and disability insurance.

Section 8 -- Other Events

Item 8.01 Other Events.
-----------------------

     On November 28, 2005, Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) announced that Kevin G. Gregory was appointed Chief Financial Officer and Vice President of Finance and Accounting of the Company, effective January 3, 2006.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

(c) Exhibits

10(ii)(A)      Employment Agreement of Kevin G. Gregory
99.1           Press  release dated November 28, 2005 announcing the appointment of Kevin G. Gregory as Vice President of Finance and Accounting of the Company.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        POMEROY IT SOLUTIONS, INC.
                                        --------------------------


Date:  November 28, 2005                By:  /s/ Stephen E. Pomeroy
                                        ----------------------------------------
                                        Stephen E. Pomeroy, Chief Executive
                                        Officer, President & Chief Operating
                                        Officer